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Exhibit 99.4

        GRIFFON CORPORATION
Offer to Exchange
up to $130,000,000 Aggregate Principal Amount
of Newly Issued 4.0% Contingent Convertible Subordinated
Notes Due 2023 (second series)
plus
up to $390,000 in cash ($3.00 per $1,000 principal amount)
for
up to $130,000,000 Outstanding Aggregate Principal Amount
of 4.0% Contingent Convertible Subordinated Notes Due 2023

To Our Clients:

        Enclosed for your consideration is a Prospectus, dated May 21, 2004 (the "Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") by Griffon Corporation (the "Company") to exchange its 4.0% Contingent Convertible Subordinated Notes Due 2023 (second series) (the "New Notes") and cash ($3 per $1,000 principal amount) for all of its currently outstanding 4.0% Contingent Convertible Subordinated Notes Due 2023 (the "Old Notes"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal.

        This material is being forwarded to you as the beneficial owner of the Old Notes held by us for your account but not registered in your name. A tender of such Old Notes may only be made by us as the holder of record and pursuant to your instructions.

        Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City Time, on June 21, 2004, unless extended by the Company. Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

        Your attention is directed to the following:

  1.
  The Exchange Offer is for any and all Old Notes.

  2.
  The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer—Conditions for Completion of the Exchange Offer."

  3.
  Any transfer taxes incident to the transfer of Old Notes from the holder to the Company will be paid by the Company, except as set forth in Instruction 5 of the Letter of Transmittal.

  4.
  The Exchange Offer expires at 5:00 p.m., New York City Time, on Monday, June 21, 2004, unless extended by the Company.

        If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Old Notes.

INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

        The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Griffon Corporation with respect to its Old Notes.

        This will instruct you to tender the Old Notes indicated below (or, if no number is indicated below, all Old Notes) held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

☐    Please tender the Old Notes held by you for my account as indicated below:

Aggregate Principal Amount of Old Notes to be tendered
$
☐ Please do not tender any Old Notes held by you for my account.
Dated: , 2004
Signature(s)

Print name(s) here

Print Address(es)
Area Code and Telephone Number(s)
Tax Identification or Social Security Number(s)

        None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. After receipt of instructions to tender, unless we receive specific contrary instructions we will tender all the Old Notes held by us for your account.

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INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER